Exhibit 20.2
Page 1 of 3

Navistar Financial 1994 - B Owner Trust
For the Month of June
Distribution Date of July 15, 1997

Original Pool Amount                                      $215,029,773.64

Beginning Pool Balance                                     $42,521,808.43
Beginning Pool Factor                                           0.1977485

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $3,564,995.46
     Interest Collected                                       $305,944.45

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                              $0.00
Total Additional Deposits                                           $0.00

Repos / Chargeoffs                                             $22,643.17
Aggregate Number of Notes Charged Off                                  20

Total Available Funds                                       $3,870,939.91

Ending Pool Balance                                        $38,934,169.80
Ending Pool Factor                                              0.1810641

Servicing Fee                                                  $35,434.84

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $4,342,130.27
     Target Percentage                                               6.50%
     Target Balance                                                   N/A
     Minimum Balance                                        $4,300,595.47
     (Release) / Deposit                                      ($41,534.80)
     Ending Balance                                         $4,300,595.47

Current Weighted Average APR:                                       8.730%
Current Weighted Average Remaining Term (months):                   18.31

Delinquencies                                              Dollars          Notes
     Installments:               1 - 30 days               $473,056.28      372
                                31 - 60 days               $136,771.55      100
                                60+  days                   $84,832.81       37

     Total:                                                $694,660.64      385

     Balances:                  60+  days                  $685,928.55       37

Memo Item - Reserve Account
     Prior Month                                         $4,300,595.47
+    Invest. Income                                         $18,574.67
+    Excess Serv.                                           $22,960.13
+    Transfer (to) / from Collections Account                    $0.00
     Beginning Balance                                   $4,342,130.27

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994 - B Owner Trust
For the Month  of  June

                                                                    NOTES
                                                                   (Money Market)
                                                      TOTAL         CLASS A - 1         CERTIFICATES
Original Pool Amount
Distributions:                                  $215,029,773.64     $207,503,000.00      $7,526,773.64
     Distribution Percentages                                                96.50%              3.50%
     Coupon                                                                   6.40%              6.63%

Beginning Pool Balance                          $42,521,808.43
Ending Pool Balance                             $38,934,169.80

Collected Principal                              $3,564,995.46
Collected Interest                                 $305,944.45
Charge - Offs                                       $22,643.17
Liquidation Proceeds / Recoveries                        $0.00
Servicing                                           $35,434.84
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $3,835,505.07

Beginning Balance                               $42,118,083.53      $40,643,219.03      $1,474,864.50

Interest Due                                       $224,906.31         $216,763.83          $8,142.48
Interest Paid                                      $224,906.31         $216,763.83          $8,142.48
Principal Due                                    $3,587,638.63       $3,462,071.28        $125,567.35
Principal Paid                                   $3,587,638.63       $3,462,071.28        $125,567.35

Ending Balance                                  $38,530,444.90      $37,181,147.75      $1,349,297.15
Note / Certificate Pool Factor                                              0.1792             0.1793
   (Ending Balance / Original Pool Amount)
Total Distributions                              $3,812,544.94       $3,678,835.11        $133,709.83

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                    $22,960.13
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $4,342,130.27
(Release) / Draw                                   ($41,534.80)
Ending Reserve Acct Balance                      $4,300,595.47


Exhibit 20.2
Page 3 of 3

Navistar Financial 1994 - B Owner Trust
For the Month  of  June


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                             5                    4                  3                 2                 1
                                          Feb-97                Mar-97            Apr-97             May-97            Jun-97
Beginning Pool Balance                 $58,639,688.25       $53,383,390.98     $49,061,237.52    $45,260,794.01    $42,521,808.43

A)   Loss Trigger:
Principal of Contracts Charged Off         $49,517.63           $78,951.97         $20,567.09         $3,954.37        $22,643.17
Recoveries                                $114,217.45          $123,879.53         $77,352.92         $2,923.21             $0.00

Total Charged Off (Months 5, 4, 3)        $149,036.69
Total Recoveries (Months 3, 2, 1)          $80,276.13
Net Loss / (Recoveries) for 3 Mos          $68,760.56 (a)

Total Balance (Months 5, 4, 3)        $161,084,316.75 (b)

Loss Ratio Annualized  [(a/b) * (12)]          0.5122%

Trigger:  Is Ratio > 1.5%                          No
                                                                                    Apr-97             May-97            Jun-97

B)   Delinquency Trigger:                                                         $402,669.01       $540,688.30       $685,928.55
     Balance delinquency 60+ days                                                     0.82075%          1.19461%          1.61312%
     As % of Beginning Pool Balance                                                   0.91218%          0.96524%          1.20949%
     Three Month Average

Trigger:  Is Average > 2.0%                       No

C)   Noteholders Percent Trigger:             2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                       No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer